Prospectus Supplement filed under Rule 424(b)(3)
                                       Registration No. 333-45569

                       Prospectus Supplement

           The Prospectus dated February 4, 1998 relating to the offer for resale of up to $250,000,000 aggregate principal amount of The Interpublic Group of Companies, Inc.'s 1.80% Convertible Subordinated Notes due September 16, 2004 is hereby supplemented to include the following information in the "Selling Securityholders" table in the Prospectus Supplement dated February 25, 1998:

                                                      Principal
                                                      Amount of
                                                     Registered
               Selling Holders                          Notes
-------------------------------------------------   ------------
Chrysler Corporation Master Retirement Trust.....    $5,325,000
Delta Air Lines Master Trust.....................     3,825,000
McMahan Securities Company, L.P..................     5,067,000
OCM Convertible Limited Partnership..............       240,000
OCM Convertible Trust............................     8,130,000
Partner Reinsurance Company, Ltd.................       600,000
Raytheon Company Master Pension Trust............     2,715,000
SBC Warburg Dillon Read Inc......................    12,270,000
State Employees' Retirement Fund of the State
  of Delaware....................................     1,865,000
Vanguard Convertible Securities Fund, Inc........     4,805,000
-------------------------------------------------   ------------
Total of Above...................................   $44,842,000



           The "Selling Securityholders" table in the Prospectus, as supplemented, is amended so that the principal amount of registered Notes held by Southern Farm Bureau Life Insurance-FRIC is increased from $720,000 to $1,045,000.







        This Prospectus Supplement is dated April 22, 1998.